Execution Version 52185064v4 JOINDER TO AMENDMENT NO. 2 This Joinder Agreement (this “Joinder”), dated as of October 15, 2025, is entered into by Banco Bilbao Vizcaya Argentaria, S.A., London Branch (the “Joining Lender”) and the Borrower (defined below), and acknowledged by the Administrative Agent (defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Revolving Credit Agreement (defined below). WHEREAS, Millicom International Cellular S.A., a public limited liability company (société anonyme), organized and existing under the laws of the Grand Duchy of Luxembourg, with its registered office and principal place of business located at 148-150, boulevard de la Pétrusse, L-2330, Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 40630, as borrower (in such capacity, the “Borrower”) and as guarantor, the Lenders party thereto and The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”) are party to that certain Revolving Credit Agreement, dated as of October 15, 2020 (as amended and otherwise modified from time to time (including pursuant to Amendment No. 1 to Revolving Credit Agreement, dated as of June 26, 2023 and Amendment No. 2 to Revolving Credit Agreement, dated as of August 22, 2024 (“Amendment No. 2”)), the “Revolving Credit Agreement”); WHEREAS, the Joining Lender is, as of the date hereof (and was, as of the date of Amendment No. 2) an existing Lender under the Revolving Credit Agreement holding a Commitment in the aggregate amount of $35,000,000; WHEREAS, the Joining Lender desires to become a party to Amendment No. 2 as a “Consenting Lender” thereunder and to extend the maturity date of all of its Non-Extending Loans and Non-Extending Commitments to October 15, 2027, such that its Loans and Commitments shall become Extending Loans and Extending Commitments; and WHEREAS, the Borrower and the Joining Lender have requested that the Administrative Agent execute this Joinder to acknowledge the transactions contemplated hereby, which the Administrative Agent is willing to do without recourse to, or representation and warranty, whether express or implied, by, the Administrative Agent of any kind. NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows: Section 1. Joinder. The Joining Lender hereby agrees to become party to Amendment No. 2 as a “Consenting Lender” and to be bound by all the terms, conditions, and obligations applicable to Consenting Lenders thereunder and Extending Lenders under the Revolving Credit Agreement; provided, that no Consent Fee shall be payable by the Borrower to the Joining Lender thereunder. Section 2. Extending Commitment. The Joining Lender and the Borrower hereby confirm that, immediately upon the execution of this Joinder by all parties hereto, (a) the Joining Lender shall be deemed to have exchanged all of its Loans and Commitments outstanding under the Revolving Credit Agreement immediately prior to the date hereof for an equal amount of Extending Loans and Extending Commitments, respectively, and (b) the aggregate amount of the Extending Commitment of the Joining Lender shall be $35,000,000 for all purposes under the Revolving Credit Agreement. Section 3. Governing Law, etc. This Joinder shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 10.03, 10.10, 10.16 and 10.19 of the Revolving Credit Agreement are hereby incorporated by reference and apply hereto, mutatis mutandis.

Section 4. Counterparts. This Joinder may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Extending Commitment by telecopy, facsimile, electronic mail (including pdf) or any other electronic means complying with the U.S. federal ESIGN Act of 2000 or the New York State Electronic Signatures and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Law. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Extending Commitment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In order to induce the Administrative Agent to execute this Joinder to acknowledge the transactions contemplated hereby, the Borrower represents and warrants to the Administrative Agent that, as of the date hereof, no Default or Event of Default exists under the Revolving Credit Agreement or will occur as a result of the execution of this Joinder or the consummation of the transactions contemplated hereby. This Joinder is a Loan Document for all purposes of the Revolving Credit Agreement and the other Loan Documents. [Signature pages follow]

[Joinder to Amendment No. 2 to Revolving Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective duly authorized representatives as of the date first written above. MILLICOM INTERNATIONAL CELLULAR S.A., as Borrower By: Name: Title: By: Name: Title: Signed on 10/15/2025 | 20:44:13 (GMT -5:00) Signed on 10/15/2025 | 18:30:24 (GMT -5:00)

[Joinder to Amendment No. 2 to Revolving Credit Agreement] THE BANK OF NOVA SCOTIA, as Administrative Agent By: __________________________________________ Name: Title: By: __________________________________________ Name: Title: Ana C. Espinoza Director, International Banking Venita Ramjattan Associate

[Joinder to Amendment No. 2 to Revolving Credit Agreement] BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH, as Joining Lender By: __________________________________________ Name: Title: PEDRO GARRIDO EXECUTIVE DIRECTOR

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., LONDON BRANCH, as Joining Lender By: Name: K3Q~ Title: t~tG,~ti11~~tY~1F,- ~ l~~~Z7CL [Joinder to Amendment No. 2 to Revolving CreditAgreement]